Exhibit 10.6
(Director)

NVR, INC.
2018 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNITS AGREEMENT
NVR, Inc., a Virginia corporation (the “Company”), hereby grants Restricted Share Units (“Restricted Share Units”) for shares of its common stock, par value $0.01 per share (“Stock”) to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”).
Name of Grantee: _________________________________________________
Number of Restricted Share Units: ______________
Purchase Price per Share: $0.01 (par value)
Grant Date:
Vesting Schedule: The Restricted Share Units shall vest ___________________.

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment
This is not a stock certificate or a negotiable instrument.

NVR, INC.
2018 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNITS AGREEMENT

Restricted Share Units
This Agreement evidences an award of Restricted Share Units in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet. The purchase price is deemed paid by your continued Services to the Company.

Transfer of Unvested Restricted Share Units
Unvested Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Share Units be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Share Units will immediately become forfeited.

Vesting
The Company will issue your Restricted Share Units in the name set forth on the cover sheet. Your rights under this Restricted Share Units grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service on the vesting dates set forth on the cover sheet. In the event of a termination of your Service for any reason, the Restricted Share Units shall become vested at the date of termination for a pro rata portion based on the number of full months of the current year that has expired prior to the termination of the previously non-vested portion of the Restricted Share Units which would have been vested at the end of the year in which such termination occurs.

Delivery
As your Restricted Share Units vest, the Company will issue the shares of Stock to which the then vested Restricted Share Units relate; provided, that, if such vesting date occurs during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell Stock in the open market or (ii) are restricted from selling Stock in the open market because a trading window is not available, delivery of such vested shares will be delayed until the date immediately following the expiration of the lock-up agreement or the opening of a trading window but in no event beyond 2½ months after the end of the calendar year in which the shares would have been otherwise delivered. The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant.

Corporate Transaction
Notwithstanding the vesting schedule set forth above, upon the consummation of a Corporate Transaction, the Restricted Share Units will become 100% vested if the Restricted Share Units are not assumed, or equivalent restricted securities are not substituted for the Restricted Share Units by the Company or its successor.

Grantee's initials ____

Evidence of Issuance
The issuance of the Stock under the grant of Restricted Share Units evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates. You will have no further rights with regard to a Restricted Share Unit once the share of Stock related to such Restricted Share Unit has been issued.

Forfeiture of Unvested Restricted Share Units
Unless the termination of your Service triggers other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate, as applicable, and you, you will automatically forfeit to the Company all of the unvested Restricted Share Units in the event you are no longer providing Service for any reason.

Withholding Taxes
You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Share Units, or you shall forfeit the shares of Stock. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of shares of Stock arising from this grant, the Company or an Affiliate, as applicable, shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable, consistent with Section 16.3 of the Plan, including a same day sale. Payment must be made in immediately available funds.

Retention Rights
This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in a written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights
You, or your estate or heirs, do not have any of the rights of a shareholder with respect to any vested or unvested Restricted Share Units until the Stock has been issued to you and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books.
Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity as provided in Section 15 of the Plan.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Grantee's initials ____

The Plan
The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A
It is intended that this Award comply with Section 409A of the Code (“Section 409A”) or an exemption to Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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Grantee's initials ____